Exhibit (a)(5)(C)

EFiled: Feb 27 2009 9:47 AM EST Transaction ID 23973259 Case No. 4398-
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ASTELLAS US HOLDING, INC.,	)
)
Plaintiff,	)
)
v.	)
	)	C.A. No.
CV THERAPEUTICS, INC.,	)
a Delaware corporation, SANTO J.	)
COSTA, JOSEPH M. DAVIE, THOMAS	)
L. GUTSHALL, LOUIS G. LANGE,	)
KENNETH B. LEE, JR., and THOMAS E.	)
SHENK,	)
Defendants.	)
VERIFIED COMPLAINT FOR DECLARATORY AND INJUNCTIVE RELIEF
     Plaintiff Astellas US Holding, Inc. (“Astellas”), by and through its undersigned attorneys, as and for its Verified Complaint for Declaratory and Injunctive Relief against defendants CV Therapeutics, Inc. (“CVT”), Santo J. Costa, Joseph M. Davie, Thomas L. Gutshall, Louis G. Lange, Kenneth B. Lee, Jr., and Thomas E. Shenk, pleads as follows:
Nature of the Action
     1. Astellas today announced the commencement of a tender offer to acquire all of CVT’s shares of common stock for $16.00 per share in cash (the “Tender Offer”). The Tender Offer comes on the heels of several months of effort by Astellas Pharma, Astellas’ parent, to acquire CVT. On two occasions prior to the Tender Offer, Astellas Pharma offered to acquire all of the common stock of CVT at a significant premium, only to be rejected on both occasions by CVT’s board of directors (the “Board”).
     2. Even more egregiously, within the last week, CVT’s Board adopted various defensive measures designed to thwart the efforts of Astellas (and its affiliates) to acquire CVT. CVT’s Board approved an amendment to CVT’s stockholder rights plan that purports to give the Board unfettered discretion to determine that stockholders who do nothing more than tender their shares in response to the Tender Offer are “Acting in Concert” with Astellas and other tendering stockholders, thereby triggering the dilutive effects of the rights plan. Because the Amendment (defined herein) purports to permit the Board to make such a determination, the Amendment is unenforceable since it would effectively prevent any tender offer to purchase CVT stock, including the Tender Offer, at the discretion of the Board.
     3. Astellas brings this action for declaratory and injunctive relief to compel the Board to fulfill its fiduciary duties in connection with Astellas’ proposal to acquire all of the outstanding common stock of CVT. Specifically, Astellas seeks (i) declaratory and injunctive relief to prevent the application of CVT’s stockholder rights plan to preclude CVT’s stockholders from tendering their shares into the Tender Offer before any tendered shares are accepted for purchase and/or from exchanging information, attending meetings, or conducting discussions regarding the Tender Offer, (ii) a declaration that CVT’s Board breached its fiduciary duties by approving the recent amendments to CVT’s stockholder rights plan, and (iii) a declaration that the Tender Offer has not violated and will not violate a standstill provision in a Stock Purchase Agreement, dated July 10, 2000 (the “Stock Agreement”), between CVT and Fujisawa Healthcare, Inc. (“Fujisawa”), a predecessor of Astellas.
     4. Each day that passes increases the risk that the stockholder rights plan will be triggered as, among other things, CVT stockholders tender their shares and the combined holdings of those tendering stockholders edges closer to 15% and, accordingly, a prompt determination that the amended rights plan is unenforceable is needed. Astellas seeks a determination that the Amendment is invalid as a matter of law, or alternatively, that the

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stockholder rights plan will not be triggered by CVT stockholders simply tendering their shares in response to the Tender Offer before any tendered shares are accepted for purchase by Astellas, or by exchanging information, attending meetings or conducting discussions regarding the Tender Offer.
     5. Further, the standstill provision in the Stock Agreement provides that Fujisawa shall ensure that none of its affiliates purchase any CVT common stock, other than the purchase contemplated in the Stock Agreement. Sturgeon Acquisition, Inc. (“Sturgeon Acquisition”), a wholly-owned subsidiary of Astellas formed solely for the Tender Offer and the entity that will be purchasing shares that are tendered by CVT stockholders, would be deemed an “affiliate” of Astellas under the terms of the Stock Agreement. Astellas seeks a declaration that the preliminary steps of launching the Tender Offer and allowing CVT stockholders to tender their shares to Sturgeon Acquisition has not violated, and will not violate, the standstill provision in the Stock Agreement. The relevant provisions of the Stock Agreement are governed by Delaware law and call for any disputes to be litigated in the state or federal courts of Delaware.
The Parties
     6. Plaintiff Astellas is a wholly-owned subsidiary of Astellas Pharma Inc. (“Astellas Pharma”), a Japanese corporation, and is based in Deerfield, Illinois. Astellas Pharma specializes in the manufacturing, marketing, and import/export of pharmaceuticals. Astellas is a record stockholder of CVT and the beneficial owner of 54,270 shares of CVT common stock, representing less than 1% of the common stock outstanding. Astellas, as a successor to Fujisawa, is a party to the Stock Agreement. Astellas is an offeror in the Tender Offer.

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     7. Defendant CVT is a Delaware corporation headquartered in Palo Alto, California that focuses on the discovery, development, and commercialization of new small molecule drugs for the treatment of cardiovascular diseases.
     8. Defendant Santo J. Costa is, and was at all relevant times, a member of the Board.
     9. Defendant Joseph M. Davie, M.D., Ph.D., is, and was at all relevant times, a member of the Board.
     10. Defendant Thomas L. Gutshall is, and was at all relevant times, a member of the Board.
     11. Defendant Louis G. Lange, M.D., Ph.D., is, and was at all relevant times Chairman of the Board and Chief Executive Officer of CVT.
     12. Defendant Kenneth B. Lee, Jr. is, and was at all relevant times, a member of the Board.
     13. Defendant Thomas E. Shenk, Ph.D., is, and was at all relevant times, a member of the Board.
     14. The individual defendants named in paragraphs 8 to 13 are collectively referred to herein as the “Board.”
Factual Background
The Collaboration and License Agreements
     15. Fujisawa and CVT entered into a Collaboration and License Agreement, dated July 10, 2000 (the “License Agreement”), whereby CVT and Fujisawa agreed to work together to identify and develop certain compounds owned and controlled by CVT and Fujisawa obtained an exclusive license to such compounds.

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     16. In connection with the License Agreement, Fujisawa and CVT entered into the Stock Agreement that provided, as a condition to entering into the License Agreement, that Fujisawa pay $4 million to acquire such number of shares of CVT common stock equal to $4 million divided by an amount equal to the product of 4/3 multiplied by the average market price over the 30 days prior to June 9, 2000. Section 7.01 of the Stock Agreement also provides that “[u]ntil the first anniversary of the expiration or termination of the License Agreement, [Fujisawa] shall not purchase, and shall ensure that none of its Affiliates purchases, any Common Stock other than the purchase or acquisition of Shares contemplated by this” Stock Agreement. A true and correct copy of the Stock Agreement is attached hereto as Exhibit A. Astellas, as a result of being the successor to Fujisawa, is bound and obligated under the Stock Agreement.
Astellas’ Proposal to Acquire CVT
     17. As reflected by the License Agreement described above, Astellas Pharma and CVT have had an ongoing business relationship for more than eight years. At various points in time during 2005 through 2007, Astellas Pharma and CVT discussed other potential collaboration arrangements. Ultimately, however, Astellas Pharma determined a potential acquisition of CVT was preferable to another collaboration agreement.
     18. On July 30, 2007, Masaki Doi, Ph.D., Vice President of Business Development of Astellas Pharma, met with Defendant Lange at CVT’s headquarters to discuss a potential transaction with Astellas Pharma involving a change of control of CVT. Dr. Doi and Masafumi Nogimori, President and Chief Executive Officer of Astellas Pharma, reiterated their interest in a potential change of control transaction to Defendant Lange over the ensuing months. On September 26, 2007, Dr. Doi, along with representatives of Lazard, who is financial advisor

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to Astellas Pharma, met in Palo Alto, California with Defendant Lange, Defendant Lee, and a representative of Lehman Brothers (now Barclays Capital, a division of Barclays LLC), who is financial advisor to CVT, via telephone to present a proposal for a strategic transaction involving an acquisition of CVT. Defendant Lange rejected this proposal during a meeting with Mr. Nogimori and Dr. Doi at Astellas Pharma’s offices in Japan on December 21, 2007.
     19. Rather than a strategic acquisition, CVT continued to push for a collaboration agreement. After further review during the period form April to June 2008 — specifically the review of information relating to a product named Ranexa® — Astellas Pharma again concluded that a strategic acquisition was preferable to a collaboration agreement with CVT. In a letter dated June 30, 2008, Mr. Nogimori informed Defendant Lange that Astellas Pharma would not be entering into a collaboration arrangement with CVT, and instead offered that CVT and Astellas Pharma consider a more comprehensive strategic transaction. Mr. Nogimori followed with a letter to Defendant Lange and CVT’s Board on November 13, 2008 in which he proposed that Astellas Pharma acquire for cash all of the outstanding common shares of CVT, on a fully diluted basis, at a price of $16.00 per share, representing a 72% premium to CVT’s then-current share price and a 76% premium to CVT’s 30-day volume weighted average price of $9.09. Astellas Pharma was informed on November 21, 2008 that CVT’s Board rejected the proposal.
     20. On December 15, 2008, Dr. Doi met with Defendant Lange at CVT’s headquarters to discuss Astellas Pharma’s proposal. Defendant Lange confirmed that CVT’s Board was not interested in selling CVT at that time. Dr. Doi explained that the proposal was in the best interests of CVT’s stockholders and reiterated that Astellas Pharma was still interested in acquiring CVT, preferably pursuant to a negotiated transaction. Rather than pursue a potential

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sale of CVT, Defendant Lange stated that he would be interested in discussing the possibility of CVT granting Astellas Pharma license rights to Lexiscan® and Ranexa® in Japan.
     21. On January 13, 2009, Dr. Doi met with Defendant Lange in San Francisco, California. Dr. Doi and Defendant Lange again discussed Astellas Pharma’s proposal, and Defendant Lange reiterated that CVT’s Board was not interested in being acquired by Astellas Pharma.
     22. On January 27, 2009, Astellas Pharma announced that it had re-submitted to the Board its proposal to acquire all outstanding common shares of CVT for $16.00 per share in cash. The proposal represented a 41% premium to the closing share price of CVT on January 26, 2009 and a 69% premium to CVT’s 60-day average closing price.
     23. By letter dated February 20, 2009, CVT, rather than embracing the substantial premium for its stockholders represented by Astellas Pharma’s offer, rejected Astellas Pharma’s proposal, virtually without explanation.
CVT Amends Its Poison Pill
     24. That same day, in a defensive and disproportionate response to Astellas Pharma’s overtures, CVT announced that its Board had approved an Amendment (the “Amendment”) to its First Amended and Restated Rights Agreement with Wells Fargo Bank Minnesota, N.A. (the “Poison Pill”). True and correct copies of the Amendment and the Poison Pill are attached hereto as Exhibits B and C. A redline reflecting the changes to certain provisions of the Poison Pill as a result of the Amendment is attached hereto as Exhibit D.
     25. Pursuant to the Poison Pill, each share of common stock of CVT currently outstanding also evidences a right (each, a “Right”) to buy preferred stock of CVT. Upon the occurrence of certain events, each Right entitles the registered holder (other than an Acquiring

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Person) to purchase from CVT one one-hundredth of a share of Series A Junior Participating Preferred Stock (the “Preferred Shares”), at a price of $500.00 per one-hundredth of a Preferred Share, subject to certain anti-dilution adjustments (the “Purchase Price”). However, for a specified time after a person becomes an “Acquiring Person,” each holder of a Right (other than an Acquiring Person) is entitled to purchase, in lieu of Preferred Shares, shares of CVT’s common stock having a market value of two times the Purchase Price.
     26. Given this favorable price, the stockholders other than the Acquiring Person would likely exercise the Rights, thereby diluting the economic and voting power of the shares owned or purchased by the Acquiring Person.
     27. Prior to the Amendment, a person could not become an Acquiring Person solely by commencing a tender offer or solely by tendering shares into a tender offer. Rather, an Acquiring Person was defined only to include any person, together with its “Affiliates” and “Associates,” who beneficially owns 15% or more of the CVT common stock outstanding. The definition of beneficial ownership specified that a person would not be deemed to “beneficially own” shares of common stock tendered into a tender offer until such shares are accepted for purchase.
     28. The Amendment expands the definition of “Acquiring Person” to include any person who, together with any other person with whom such person is “Acting in Concert,” shall be the beneficial owner of 15% or more of the outstanding common stock of CVT. Under the Amendment, a person is deemed to be “Acting in Concert” with another person if such person:
knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to changing or influencing the control of [CVT] or in connection with or as a participant in any transaction

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having that purpose or effect, in parallel with, such other [p]erson where (i) each [p]erson is conscious of the other [p]erson’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor supports a determination by the Board of Directors that such [p]ersons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A [p]erson which is Acting in Concert with another [p]erson shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other [p]erson.
     29. The expanded definition of Acquiring Person offers the Board unfettered discretion to effectively punish stockholders for engaging in discussions aimed at “changing or influencing the control” of CVT. For instance, given the broad and vague language of the Amendment, the Board could seemingly trigger the dilutive effects of the Poison Pill by determining that Astellas is Acting in Concert with other stockholders by doing nothing more than discussing the Tender Offer with a group of CVT stockholders who collectively own 15% of CVT’s outstanding shares of common stock. Astellas’ ability to discuss its Tender Offer with CVT stockholders should not be impeded in this manner.
Astellas Announces Its Tender Offer
     30. On February 27, 2009, Astellas announced that it was commencing the Tender Offer through a wholly-owned subsidiary, Sturgeon Acquisition, Inc. (“Sturgeon Acquisition”) for all of the outstanding shares of common stock of CVT at $16.00 cash per share. The Tender Offer is not contingent on any financing condition and represents a total equity value of $1.1 billion.
     31. The Tender Offer is conditioned on, among other things, Sturgeon Acquisition being satisfied in its reasonable discretion that CVT’s Board has waived, rescinded

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or amended the Stock Agreement, such that the standstill provision has been invalidated or is otherwise inapplicable to the Tender Offer.
     32. Given the overly broad and vague definition of “Acting in Concert” in the Amendment, the Board putatively could determine that stockholders who do nothing more than tender their shares in response to the Tender Offer will be deemed to be “Acting in Concert” with Astellas and other tendering stockholders. Once the combined beneficial ownership of Astellas and the tendering stockholders constitutes 15% or more of the common stock outstanding, Astellas and these other stockholders would under the Amendment become “Acquiring Persons” and suffer the dilutive effects of the Poison Pill. Because the definition of “Acting in Concert” provides the Board carte blanche to make such a determination and effectively precludes stockholders from tendering into the Tender Offer, the Amendment is impermissibly vague and unenforceable as a matter of law.
     33. Even the possibility that the Board might make such a determination could have a chilling effect on the stockholders’ decision to tender their shares into the Tender Offer, because as an Acquiring Person they would forfeit their Rights and be diluted. Thus, the stockholders would be deprived of their fundamental right to communicate their views on Astellas’ premium offer by coercing them into refraining from tendering their shares into the Tender Offer.
     34. Moreover, the broad definition of “Acting in Concert” may discourage CVT’s stockholders and Astellas from discussing or exchanging information regarding the Tender Offer for fear of becoming Acquiring Persons and triggering the Poison Pill.
     35. The Amendment represents a disproportionate response and was enacted by CVT’s Board in an attempt to preclude Astellas’ effort to acquire CVT and, therefore, does

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not advance a proper corporate purpose. Because a Board determination that the Poison Pill has been triggered would lead to the severe dilution of the equity interests of both Astellas and any tendering stockholders, the adoption of the Amendment represents, and any such Board determination would represent, a disproportionate defensive measure that cannot be justified by any perceived threat to corporate policy and effectiveness, and evidences a thinly veiled entrenchment device designed to discourage all offers for the shares of CVT.
COUNT I
Declaratory and Injunctive Relief: The Tender Offer
     36. Astellas repeats and realleges paragraphs 1-35 of the Verified Complaint for Declaratory and Injunctive Relief as if fully set forth herein.
     37. The Tender Offer is non-coercive and non-discriminatory, and is fair to CVT’s stockholders. CVT’s stockholders should not be precluded from tendering into the Tender Offer and thereby signaling their support for Astellas’ premium offer.
     38. The definition of “Acting in Concert” in the Amendment is so broad and vague that it putatively permits the Board to trigger the dilutive effects of the Poison Pill solely as a result of CVT’s stockholders tendering approximately 15% of the common stock outstanding into the Tender Offer, or as a result of persons who collectively own 15% or more of the common stock exchanging information, attending meetings or conducting discussions about the Tender Offer. Thus, this provision of the Amendment should be deemed void and stricken from the Poison Pill.
     39. Nor does the language in Section 7.01 of the Stock Agreement requiring Astellas to “ensure that none of its [a]ffiliates purchases” CVT common stock prevent the launch of the Tender Offer and the tendering of shares by CVT stockholders. A tender offer is simply the first preliminary step by Astellas toward a transaction that could result in Sturgeon

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Acquisition purchasing CVT common stock. Thus, Section 7.01 of the Stock Agreement has not been violated and will not be violated by the launch of the Tender Offer or the tendering of shares by CVT stockholders.
     40. Astellas is entitled to a declaratory judgment that (i) the Amendment is invalid and the Poison Pill should be applied such that those CVT stockholders who tender their shares in response to the Tender Offer should not be deemed to be “Acting in Concert” with Astellas and that the Board are barred from making any such determination, and (ii) Section 7.01 of the Stock Agreement has not been violated by the launch of the Tender Offer and will not be violated by the tendering of shares by CVT stockholders to Sturgeon Acquisition.
     41. Astellas has no adequate remedy at law.
COUNT II
Declaratory Relief: Breach of Fiduciary (Against the Board)
     42. Astellas repeats and realleges paragraphs 1-41 of the Verified Complaint for Declaratory and Injunctive Relief as if fully set forth herein.
     43. In approving the Amendment to the Poison Pill designed to prevent Astellas (or any of its affiliates) from acquiring CVT, and to prevent stockholders from exercising their rights as stockholders and tendering their shares, the Board breached its fiduciary duties to CVT stockholders.
     WHEREFORE, Astellas requests that the Court enter an Order and Judgment:
     a. Declaring and decreeing that the Amendment is invalid as a matter of law, or alternatively declaring and decreeing that it would be unreasonable as a matter of law for the Board to determine that CVT stockholders who tender their shares in response to the Tender Offer, or who exchange information, attend meetings or conduct discussions about the Tender Offer, are “Acting in Concert” with Astellas;

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     b. Declaring and decreeing that the Stock Agreement has not been violated by the launch of the Tender Offer and will not be violated by the tendering of shares by CVT stockholders to Sturgeon Acquisition;
     c. Declaring and decreeing that the Board breached its fiduciary duties to CVT stockholders by approving the Amendment to the Poison Pill designed to effectively prevent stockholders from supporting or participating in the Tender Offer;
     d. Awarding Astellas its costs and expenses incurred in bringing and prosecuting this action, including its attorneys’ fees based on, inter alia, the corporate benefit conferred by this litigation, together with pre and post judgment interest; and
     e. Awarding such other and further relief as may be just and equitable under the circumstances.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Jay N. Moffitt

S. Mark Hurd (#3297)
Jay N. Moffitt (#4742)
Karl G. Randall (#5054)
1201 North Market Street
P. O. Box 1347
Wilmington, DE 19899-1347
(302) 658-9200
Attorneys for Plaintiff Astellas US Holding, Inc.
OF COUNSEL:
Jack C. Auspitz
Joel C. Haims
Michael Gerard
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104-0050
(212) 468-8000
February 27, 2009

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EFiled: Feb272009 9:47A^^T^\ Transaction ID 23973259 nil.—. Case No. 4398- Y^^fe^
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Exhibit A

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated and entered into as of July 10, 2000 (the "Effective Date"), by and between CV THERAPEUTICS, INC., a Delaware corporation ("Company"), and FUJISAWA HEALTHCARE, INC., a Delaware corporation ("Purchaser").

WHEREAS, Company and Purchaser are parties to a Collaboration and License Agreement, of even date herewith (as amended, modified or supplemented from time to time, the "License Agreement"), pursuant to which the parties desire to establish a collaboration and Purchaser desires to obtain an exclusive license from Company; and

WHEREAS, as a condition to entering into the License Agreement, Purchaser desires to acquire and Company is willing to issue and sell to Purchaser shares of common stock, $.001 par value, of Company (the "Common Stock"), subject to the terms and conditions specified herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

"Affiliate" shall have the meaning given such term in Rule 12b-2 of the Exchange Act.

"Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the conduct of their banking business.

"Closing" shall have the meaning specified in Section 2.02 herein.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"IPO Documents" shall mean Company's (a) Registration Statement No. 333-12675 declared effective by the SEC on November 19, 1996, and Prospectus dated November 19, 1996, and (b) Registration Statement No. 333-86447 declared effective by the SEC on October 13, 1999, and Prospectus dated October 6, 1999.

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EXECUTION VERSION

"knowledge" of Company shall mean the knowledge of one or more of the executive officers of Company.

"Per Share Fair Market Price" of the Common Stock on any date shall mean (a) if the Common Stock is then traded on a securities exchange or the Nasdaq National Market, the average of the closing prices of the Common Stock on such exchange or market over the thirty (30) Trading Days ending on such date; (b) if the Common Stock is then regularly traded over-the-counter, the average of the sale prices or secondarily the closing bid of the Common Stock over the thirty (30) Trading Days ending on such date; or (c) if there is no active public market for the Common Stock, the fair market value thereof shall be determined as of such date by a nationally recognized investment banking firm chosen in good faith by Company's board of directors.

"Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"SEC" shall mean the Securities and Exchange Commission.

"Shares" shall have the meaning specified in Section 2.01 herein.

"Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

ARTICLE II
PURCHASE AND SALE OF THE SHARES

2.01 Issuance of the Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from Company, at an aggregate purchase price of Four Million Dollars ($4,000,000), such number of shares (rounded to the nearest whole share) of Common Stock (the "Shares") equal to $4,000,000 divided by an amount equal to the product of 4/3 multiplied by the Per Share Fair Market Price as of the date which is one Business Day prior to the Effective Date. By way of illustration only, if the Per Share Market Price on such date were $45.00, the number of Shares would equal $4,000,000 divided by $60.00 (the product of $45.00 multiplied by 4/3), or 66,667 Shares.

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EXECUTION VERSION

2.02 Closing; Delivery of the Shares.

(a) The purchase and sale of the Shares shall take place at a closing (the "Closing") to be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306 at 10:00 A.M. (Pacific Daylight Time) on the Effective Date, or at such other location, time and date as may be mutually agreed upon by the parties. The Closing shall take place contemporaneously with the execution and delivery of this Agreement and the License Agreement by Company and Purchaser.

(b) At the Closing, subject to the terms and conditions contained in this Agreement, Purchaser shall provide a wire transfer of immediately available funds to an account of Company specified to Purchaser, in an amount equal to Four Million Dollars ($4,000,000), in payment of the full purchase price for the Shares.

(c) Within five (5) business days after Closing, Company shall deliver one or more stock certificates evidencing the Shares, registered in the name of Purchaser and dated as of the date of the Closing.

ARTICLE III
CONDITIONS TO CLOSING

3.01 Conditions to Purchaser's Obligations. The obligation of Purchaser to purchase and pay for the Shares at the Closing is subject to each of the following additional conditions precedent:

(a) Opinion of Counsel. Purchaser shall have received at the Closing an opinion from Cooley Godward LLP, counsel to Company, regarding this Agreement and the transactions contemplated hereby;

(b) Board Resolutions. Purchaser shall have received at the Closing copies of the resolutions of the Board of Directors of Company authorizing the execution and delivery of this Agreement and the performance by Company of all transactions contemplated hereby, certified by an appropriate officer of Company;

(c) Officer's Certificate. Purchaser shall have received at the Closing, a certificate, executed by the appropriate officer of Company and dated as of the date of the Closing, together with and certifying (A) the names of the officers of Company authorized to sign this Agreement; (B) a copy of the certificate of incorporation of Company, as amended and in effect as of the date of the Closing; (C) a copy of the bylaws of Company, as amended and in effect as of the date of the Closing; and (D) that the representations and warranties contained in Article IV hereof are true and correct as of the date of the Closing; and

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EXECUTION VERSION

(d) License Agreement. Purchaser shall have received at the Closing the License Agreement, duly executed by an authorized officer of Company and dated as of the date of the Closing.

3.02 Conditions to Company's Obligations. The obligation of Company to issue and sell the Shares at the Closing is subject to the following additional conditions precedent:

(a) Board Resolutions. Company shall have received at the Closing copies of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the performance by Purchaser of all transactions contemplated hereby, certified by an appropriate officer of Purchaser;

(b) License Agreement. Company shall have received at the Closing the License Agreement, duly executed by an authorized officer of Purchaser and dated as of the date of the Closing; and

(c) Purchase Price. Purchaser shall have delivered Four Million Dollars ($4,000,000) in immediately available funds to Company's specified account in accordance with Section 2.02(b) herein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to Purchaser as follows:

4.01 Corporate Status. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is currently engaged.

4.02 Corporate Power and Authority. The execution and delivery by Company of this Agreement, the performance of the terms and obligations herein, and the issuance, sale and delivery of the Shares are each within Company's corporate powers, and each has been duly authorized by all necessary corporate action on the part of Company. This Agreement, when executed and delivered hereunder, will constitute the valid and legally binding obligation of Company enforceable against Company in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.03 Government Approvals. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Company of this Agreement or the issuance and sale

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EXECUTION VERSION

of the Shares to Purchaser except for the filing by Company with the SEC or any state securities authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the Securities Act and/or applicable state securities law.

4.04 Capitalization. As of May 31, 2000, the authorized capital stock of Company consists of: (a) 30,000,000 shares of Common Stock, $.001 par value, of which 18,528,069 shares are issued and outstanding and of which 142,519 shares are treasury shares, and (b) 5,000,000 shares of Preferred Stock, $.001 par value, of which 300,000 are designated Series A Junior Participating Preferred, none of which are issued and outstanding. As of May 31, 2000, an aggregate of 2,331,143 shares of Company's Common Stock were reserved for future issuance pursuant to stock options granted by Company and outstanding on May 31, 2000 and an additional 1,087,179 shares of Company's Common Stock were reserved and available for the grant of future stock options under all of Company's stock option or equity incentive plans. The Shares, when issued against payment of the aggregate purchase price set forth in Section 2.01, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and encumbrances. As of the date hereof, except for the options described hereinabove or except as described in the IPO Documents, the SEC Documents or the Schedule of Exceptions attached hereto, there are no options, warrants, convertible securities or other rights to purchase shares of capital stock or other securities of Company which are authorized, issued or outstanding, nor is Company obligated in any other manner to issue shares of its capital stock or other securities, and Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, except as contemplated by this Agreement. Except as described in the IPO Documents, the SEC Documents or the Schedule of Exceptions attached hereto, (a) no person is entitled to any preemptive right, catch-up right, right of first refusal or similar right with respect to the issuance of any capital stock of Company, (b) there are no restrictions on the transfer of shares of capital stock of Company other than those imposed by relevant federal and state securities laws and (c) there exists no agreement between Company's stockholders and to which Company is a party with respect to the voting or transfer of Company's capital stock or with respect to any other aspect of Company's affairs.

4.05 No Violation. Neither the execution or delivery by Company of this Agreement, nor the performance of the terms and obligations herein, will (a) violate Company's charter or bylaws, (b) constitute a breach or default under any agreement or instrument to which Company is a party or by which Company is bound, which breach or default would have a material adverse effect on Company, its assets or properties, or (c) violate any applicable law, rule or regulation, which violation would have a material adverse effect on Company, or (d) violate any order, writ, injunction, decree or judgment of any court or governmental authority applicable to or binding upon Company, which violation would have a material adverse effect on Company.

5

EXECUTION VERSION

4.06 Financial Statements.

(a) All financial statements contained in the SEC Documents (as defined in Section 4.08) filed by Company with the SEC, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated except as may be expressly stated in the notes thereto and, as to the unaudited financial statements, subject to normal recurring year-end audit adjustments and the absence of notes thereto. Each balance sheet fairly presents the financial condition of Company and its subsidiaries as at the date of such balance sheet, and each statement of operations, of stockholders' equity and of cash flows, fairly presents the results of operations, the stockholders' equity and the cash flows of Company and its subsidiaries for the periods then ended, all in accordance with GAAP.

(b) Since the date of Company's most recent filing of financial statements with the SEC, there has been no material adverse change in the business, property, assets, operations or financial condition of Company and its subsidiaries.

4.07 Litigation. There is no pending, or to Company's knowledge overtly threatened, action, suit, proceeding, arbitration, or investigation before any court, governmental agency, instrumentality or arbitrator, which, if determined adversely to Company, could reasonably be expected to materially adversely affect the business, property, assets, operations or financial condition of Company and its subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement.

4.08 SEC Filings. Company has filed with the SEC on a timely basis, or received a valid extension of such time of filing, all forms, reports and documents required to be filed by it under the Exchange Act since November 19, 1996 (such documents collectively referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9 Compliance with Statutes, etc. Each of Company and its subsidiaries is in compliance with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, in respect of the conduct of its business and the ownership of its property except, where such failure to be in compliance would not have a material adverse effect on Company.

4.10 Securities Laws. Assuming the accuracy of the representations and warranties of Purchaser contained in Article V hereof, the issuance of the Shares is exempt from the provisions of the Securities Act. All notices, filings, registrations, or qualifications under state securities or "blue-sky" laws which are required in connection with the offer, issue and delivery of the Shares

6

EXECUTION VERSION

pursuant to this Agreement, if any, have been or will be completed by Company on a timely basis.

4.11 Tax Returns and Payments. Each of Company and its subsidiaries has filed all federal, state, local, foreign and other tax returns required to be filed by it and has paid all taxes and other assessments which have become due pursuant to such tax returns and all other taxes and assessments which have become due, except for those contested in good faith and for which adequate reserves have been established. Each of Company and its subsidiaries has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for all prior fiscal years and for the current fiscal year to the date hereof. No governmental authority has asserted a lien or other claim against Company or any of its subsidiaries with respect to unpaid taxes which has not been discharged or resolved, which would have a material adverse effect on Company.

4.12 Insurance. Company and each of its subsidiaries maintains insurance on all of its properties with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by companies of comparable size engaged in a similar business.

4.13 No Infringement. To its knowledge, Company owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses and rights with respect to the foregoing which are required to conduct its business without any known infringement of the rights of others. No event has occurred which, to the knowledge of Company, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of Company, neither Company nor any of its subsidiaries is liable to any person or entity for infringement under applicable law with respect to such rights. As of the Effective Date, Company is not pursuing any action against any third party for the infringement of Company's patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, or licenses relating to its business.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Company as follows:

5.01 Corporate Status. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and use its properties and assets and to transact the business in which it is currently engaged.

5.02 Corporate Power and Authority. The execution and delivery by Purchaser of this Agreement, the performance of the terms and obligations therein, and the purchase of the Shares

7

EXECUTION VERSION

are each within Purchaser's corporate powers, and each has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement, when executed and delivered hereunder, will constitute valid and legally binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.03 Investment. Purchaser is acquiring the Shares for Purchaser's own account, not as a nominee or agent for investment, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

5.04 Shares Not Registered. Purchaser understands that the Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of Shares hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

5.05 Accredited Investor. Purchaser represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D adopted pursuant to the Securities Act.

5.06 Restricted Shares. Purchaser understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Purchaser is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

5.07 Legend. To the extent applicable, each certificate or other document evidencing the Shares, whether upon initial issuance or transfer thereof, shall be endorsed with the legends substantially in the form set forth below:

> "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

> "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF DATED AS OF JULY 10, 2000, A COPY OF WHICH IS ON FILE AT THE

8

EXECUTION VERSION

COMPANY'S PRINCIPAL OFFICES AND IS AVAILABLE UPON REQUEST."

5.08 Investment Information.

(a) Purchaser has been furnished with all the information necessary to make an informed investment decision. Purchaser has been given access to such information relating to Company as Purchaser has requested.

(b) By reason of Purchaser's business or financial experience, Purchaser has the capacity to make the decision referred to in subsection (a) above.

ARTICLE VI
COVENANTS OF COMPANY

6.01 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares to the public without registration, Company agrees to use its best efforts to:

(a) make and keep public information regarding Company available (as those terms are understood and defined in Rule 144 under the Securities Act) at all times;

(b) file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act at any time; and

(c) so long as Purchaser owns any Shares or securities convertible into, exchangeable for or exercisable for Common Stock, furnish to Purchaser forthwith upon written request as to Company's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Company.

ARTICLE VII
COVENANTS OF PURCHASER

7.01 Restrictions on Purchase of Common Stock. Until the first anniversary of the expiration or termination of the License Agreement, Purchaser shall not purchase, and shall ensure that none of its Affiliates purchases, any Common Stock other than the purchase or acquisition of Shares contemplated by this Agreement.

9

EXECUTION VERSION

ARTICLE VIII
MISCELLANEOUS

8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.02 Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes if (a) mailed by first class certified or registered mail, postage prepaid, (b) sent by express delivery service, (c) personally delivered, or (d) made by telecopy or facsimile transmission (with machine confirmation of delivery).

If to Company:	CV Therapeutics, Inc. 3172 Porter Drive Palo Alto, CA 94304 Attn: General Counsel Telephone: 650-475-9611 Facsimile: 650-858-0388
with a copy to:	Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 Attn: Robert L. Jones Telephone: 650-843-5034 Facsimile: 650-857-0663
If to Purchaser:	Fujisawa Healthcare, Inc. Three Parkway North Center Deerfield, IL 60015 Attn: General Counsel Telephone: 847-317-8870 Facsimile: 847-317-7288
with a copy to:	Richards & O'Neil, LLP 885 Third Avenue New York, NY 10022-4873 Attn: Michael Braun Facsimile: 212-750-9022

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EXECUTION VERSION

8.03 No Waiver; Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

8.04 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expense of appeals.

8.05 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Company and Purchaser and their respective successors and assigns, provided that neither Company nor Purchaser may assign or transfer any or all of its rights or obligations under this Agreement without the prior written consent of the other party. Notwithstanding any assignment by Purchaser, the provisions of Sections 7.01 shall continue to be binding upon Purchaser in accordance with the terms of this Agreement.

8.06 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflicts or choice of law principles thereof. Company and Purchaser hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal courts located in Delaware, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. Purchaser and Company agree to waive their respective rights to a jury trial with respect to any action, claim, or other proceeding arising out of any dispute in connection with this Agreement, any rights or obligations hereunder, or the performance of such rights and obligations.

8.07 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.08 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the provisions hereof and supersedes all prior oral or written agreements and understandings relating to the provisions hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

11

EXECUTION VERSION

8.09 Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

8.11 Survival. The representations, warranties, covenants and agreements made herein by Company and Purchaser shall survive the Closing.

[THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES ARE ON FOLLOWING PAGE]

12

EXECUTION VERSION

IN WITNESS WHEREOF, Company and Purchaser have caused this Stock Purchase Agreement to be executed in their names by their duly authorized officers or representatives effective as of the date first above written.

CV THERAPEUTICS, INC.

By: ______________________________
Name: Louis G. Lange, M.D., Ph.D.
Title: Chairman & CEO

FUJISAWA HEALTHCARE, INC.

By: ______________________________
Name:
Title:

13

SCHEDULE OF EXCEPTIONS

This Schedule of Exceptions is made and given with respect to Article IV of the attached Stock Purchase Agreement (the "Agreement"), by and between CV Therapeutics, Inc., a Delaware corporation (the "Company"), and Fujisawa Healthcare, Inc., a Delaware corporation (the "Purchaser").

The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement, however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosures would be appropriate. Unless the context otherwise requires, all capitalized terms shall have the same meaning as defined in the Agreement.

Section 4.04

As of May 31, 2000, an aggregate of 249,203 shares of Common Stock of the Company were reserved for future issuance pursuant to outstanding warrants granted by the Company.

On February 2, 1999, the Company adopted a Preferred Share Purchase Rights Plan pursuant to which shareholders have certain rights to purchase shares of Series A Junior Participating Preferred.

$196,250,000 of 4¾% Convertible Subordinated Notes due March 7, 2007 and Shares of Common Stock Issuable Upon Conversion of the Notes.

Confidential

SCHEDULE 10.3

FORM OF PRESS RELEASE

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contacts:	CV Therapeutics Dan Spiegelman SVP & Chief Financial Officer (650) 812-9509	Fleishman-Hillard Carol Harrison (212) 453-2442
	Christopher Chai Treasurer & Director, Investor Relations (650) 812-9560	
	Fujisawa Healthcare Maribeth Landwehr Corporate Communications (847) 317-8988	

CV THERAPEUTICS AND FUJISAWA HEALTHCARE ANNOUNCE COLLABORATION ON CVT-3146 FOR CARDIAC IMAGING

CVT partners with market leader in pharmacologic cardiac imaging

PALO ALTO, CA and DEERFIELD, IL (July 11, 2000) – CV Therapeutics, Inc. (Nasdaq: CVTX) and Fujisawa Healthcare, Inc. (FHI) announced today a collaboration to develop and market second generation pharmacologic cardiac stress agents. Under this agreement FHI receives exclusive North American rights to CVT-3146, a short acting selective A_{2A} adenosine receptor agonist, and a backup compound. CVT and FHI will collaborate on the development of CVT-3146. Leveraging the strengths of both organizations, CVT will be responsible for managing the CVT-3146 clinical development program. FHI will be responsible

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EXECUTION VERSION

for selling and marketing CVT-3146 in North America. In the U.S. FHI currently markets Adenoscan® (adenosine), the market leading pharmacologic cardiac stress-imaging agent.

CVT will receive $10.0 million from FHI, which consists of a cash payment, the prepayment of a development milestone, and the purchase of CVT common stock at a premium. CVT may receive up to an additional $24.0 million in cash based upon development and regulatory milestones. FHI will reimburse CVT for 75% of the development costs, and if approved by the FDA, CVT will receive a royalty based on product sales of CVT-3146 and may receive a royalty on other products.

"We are pleased to collaborate with the market leader in cardiac perfusion imaging," said Louis G. Lange, M.D., Ph.D., Chairman and Chief Executive Officer of CV Therapeutics. "The structure of this collaboration reflects our leadership in adenosine technology and cardiovascular drug discovery. In addition, this collaboration will allow us to focus our financial resources on our two late stage clinical programs: ranolazine and CVT-510."

"Our partnership with CV Therapeutics and the development of CVT-3146 represents Fujisawa's continued commitment to the cardiovascular therapeutic area," said Noboru Maeda, Chairman and Chief Executive Officer at Fujisawa Healthcare, Inc. "CVT-3146 allows us to expand our current portfolio of cardiovascular products available to clinicians."

About cardiac perfusion imaging studies

Cardiac perfusion imaging studies are used for the detection and characterization of coronary artery disease by identifying areas of insufficient blood flow in the heart. During these tests, blood flow is measured when the patient's heart is at rest and when it is working. Relatively low blood flow when the heart is working is indicative of which areas of the heart may be diseased.

To stimulate the work of the heart sufficiently to perform the test many patients exercise on a treadmill. However, more than a third of the patients who take the test are unable to exercise adequately because of medical conditions such as peripheral vascular disease and arthritis. For these patients, a pharmacologic agent that temporarily increases the coronary blood flow is required to simulate the heart at work. In 1997, approximately 5.2 million cardiac perfusion imaging studies were performed in the US, of which 1.8 million were conducted using a pharmacologic agent.

Stimulation of the A_{2A} adenosine receptor in the heart induces vasodilation and thus increases coronary blood flow. In animal studies, CVT-3146 has been shown to increase coronary blood flow without adversely affecting peripheral blood pressure.

Statements in this press release concerning the development and potential application of CVT-3146 and other compounds are forward-looking statements that involve risks and uncertainties, including, but not limited to, uncertainties related to CVT's early stage of development and clinical trials. Actual results could differ materially. Factors that could cause

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or contribute to such differences are more fully discussed in CVT's Annual Report on Form 10-K for the year ended December 31, 1999.

CV Therapeutics, Inc., headquartered in Palo Alto, CA, is a biopharmaceutical company focused on applying molecular cardiology to the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases. CVT is currently conducting clinical trials for two of its products. Ranolazine, the first in a new class of compounds known as partial fatty acid oxidation (pFOX) inhibitors for the potential treatment of angina, is in Phase III clinical trials. CVT-510, an A_1 adenosine receptor agonist, for the potential treatment of atrial arrhythmias, is in Phase II clinical trials. For more information, please visit CV Therapeutics' web site at www.cvt.com.

Fujisawa Healthcare, Inc., headquartered in Deerfield, IL, develops, manufactures, and markets proprietary pharmaceutical products in the United States and abroad. Fujisawa Healthcare, Inc. is a subsidiary of Fujisawa Pharmaceutical Co., Ltd., based in Osaka, Japan. Fujisawa Pharmaceutical Co., Ltd., founded in 1894, is a leading pharmaceutical manufacturer and has international operations in North America, Europe, and Asia. Additional information on Fujisawa Healthcare, Inc. and its products can be found on the Company's web site at www.fujisawa.com.

-end-

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SCHEDULE 13.4

INSURANCE

FHI'S INSURANCE OBLIGATIONS

A. FHI shall, at its sole cost and expense, obtain and keep in force during the Term and for a period of not less than ten (10) years after termination, cancellation or expiration of this Agreement the following insurance: (i) general liability insurance, including blanket contractual liability coverage, with bodily injury, death and property damage limits of U.S. $10,000,000 per occurrence and U.S $10,000,000 in the aggregate; (ii) clinical studies and product liability insurance with bodily injury, death and property damage limits of not less than U.S. $10,000,000 per occurrence and U.S. $10,000,000 in the aggregate (provided, however that with respect to such clinical studies liability insurance, FHI shall only be required to maintain such insurance for ten (10) years after completion of the last clinical study on the Licensed Compounds and Licensed Products conducted by FHI under this Agreement); and, (iii) workers' compensation insurance with limits to satisfy statutory requirements and employer's liability insurance with limits of U.S. $1,000,000 per occurrence. FHI shall furnish to CVT upon within thirty (30) days after the Effective Date, and on annual renewals thereof, certificate(s) of insurance evidencing the insurance coverage required by this Agreement and providing for at least thirty (30) days' prior written notice to CVT of any cancellation, termination, material change or reduction of such coverage.

B. FHI shall use its commercially reasonable efforts to cause Third Parties engaged by FHI to perform services in connection with the Development Program and/or the commercial manufacturing and/or sale of the Licensed Compounds and/or Licensed Products to maintain such types of insurance coverages and for such period of time as are customary for such Third Party given the nature of the services to be provided.

CVT'S INSURANCE OBLIGATIONS

A. CVT shall, at its sole cost and expense, obtain and keep in force until such time as the NDA is transferred to FHI as provided for in Section 7.1(a) of this Agreement and for a period of not less than ten (10) years thereafter the following insurance: (i) general liability insurance, including blanket contractual liability coverage, with bodily injury, death and property damage limits of U.S. $1,000,000 per occurrence and U.S. $2,000,000 in the aggregate; (ii) overlying umbrella liability coverage with limits of U.S. $7,000,000 per occurrence and U.S. $7,000,000 in the aggregate; (iii) clinical studies and product liability insurance with bodily injury, death and property damage limits of not less than U.S. $10,000,000 per occurrence and U.S. $10,000,000 in the aggregate (provided, however that with respect to such clinical studies liability insurance, CVT shall only be required to maintain such insurance for ten (10) years after completion of the

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last clinical study on ibe Licensed Compounds tool Licensed Products ccoc)ucted by CVT under tins AgieftDtui); and, (jv) ‘iroricca’ cwnpensafion insurance wlh limits la sibsfy stalutoiy ^requirements nod employer’s liability insurance with limits of U.S. £1*000,000 per occurrence. CVT shall famish to FIJI upon within ibaity pO) days afier (he Effectife Dal^ end on annual icnewials thereof certificate® of insurance evidencing (be insmance coverage required by tins Agreement end providing far d! least ihirty (30) dBy9’*piior •rattUai notice to PHt of any ‘ cancellation, tamLaaiicnij material change or reduction of aach insurance coverage,
B- la the cvenl the licenses granted id Fffl are com^rtsd to co-cxcjusive licenses wilJb CVT under Section 4,4 or in (bo even! theft is a partial lenhinallon. of this Aettemcni under Sccdon. 123 as lr> a particular indicBtion for a IJcemed Pioduci, CVT shflU, Btib sole cost and expense, obtain end keep in Jbxw as of cttBrtiv? dale $u«b luocnas become co-flxclusiVC 01 of Sfldipartial Imninaftjn (such cffistive dale ahall be rcftned Ui henan as “CVT tuunnn Effective Dite”) Taui Until Lb ± lerminarkHL, cancejlfiiioa or expiration of this Agrwoiait and for a paiod of not less than ten (ID) years tbaeaftcr (he fallowing liisw^QCtl (0 ficnctal JlaHUty insurance, inchwIiDg bJenlcd contmctual h’aijfljty coverage, Trfih bcdilp injray, dealh and prcjeity damage limits of US. 51,000,000 per occurrence and U,S> $2,00^000 in tot aggregate; Cii) crvcrlyiiig umbrella KaHliry covtmgc tvilt liouts of U.S. 17,000,000 per Dccurmce andU.S. 57,000,000 in , tbe a^gtcgatc; (iij) cltaJc&l studies and pi*diwf HaMIity u^urBnG&vrilb bodUy fajaiy, death End pOperty dflmfle* i™[15] ofnoiiHi ilan U.S. 510,006^000 jer OCdaienca end TJ,S, 510,000,000 In the aggregate (pwvjdfid, however ibatwilli teqtecLlo suet clinical studies liability insurance, CWTahaU only be required d nuiiniBiii 5V»ch insinactc for ten (10) years eflra ccaipledon crflhe Ifl^cUulcdjmrfyonLheLicms^Compoim^m^LittmodPioduc^ wjodoctwi by CVT unds Bus AgrcemeDl); and, (iv) wodc&r;’ compensatJcin insurance “with limits to satisfef statutory requirements end employer’s liaKJfry jmuraoce iwih limits of 17^. 11,000,000 per wcuttqhb, . CVT shall ilimiidi la Fffl upon mlhiu fliirty (30) days aSir the CVT Insurance EBcc&vc Dale, end on gmiuaJ ronewels thereof, etni0cate(9) of insumnce evidencing the Insurmicc cavcragt neqniied by ihia AgieemeM md ptuvldiag far at taut thirtyj(30) days’ prior written notice to Fffi of any canctllflliDii, terrrtinafinn, aaalerial cbBage cr reduction of suctt insuroucc coverage,
CJ CVT shall use Its commercially icusonettc cDnrts to cause TJuid Partita engAged by CVT to perform services in cormciioQ wifi. (he Devdgpajeial’ pragram radAor if applkablc, the coramerCtEJ ouriuiachjriiig aud/M sale of the LJooised QnDpouada and/or Licensed Prodiicia in . maintain sudi types of inaoance coveiagcfl and fer such period of timt as are castomaiylbr such TtirdParty given tbcnarurcrof the Kervioes to be fwovjdnd
·

Exhibit B

EX-4.1 3 dex41.htm SECOND AMENDMENT TO FIRST AMENDED AND RESTATED RIGHTS AGREEMENT
Exhibit 4.1
SECOND AMENDMENT TO FIRST AMENDED AND RESTATED RIGHTS AGREEMENT
This Second Amendment, dated as of February 19, 2009 (this “Second Amendment”), amends that certain First Amended and Restated Rights Agreement, dated as of July 19, 2000, and amended on January 28, 2009 (as so amended, the “Rights Agreement”), between CV Therapeutics, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank Minnesota, N.A. (“Rights Agent”). Unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings ascribed to them in the Rights Agreement.
WHEREAS, since the Company and Rights Agent originally entered into the Rights Agreement the nature of equity ownership in U.S. publicly traded companies has changed due to the proliferation of derivative, swap and other transactions and investment strategies;
WHEREAS, the Company and Rights Agent wish to update the Rights Agreement to specifically address these transactions and strategies;
WHEREAS, the Board of Directors of the Company has approved this Second Amendment and the Company has directed the Rights Agent to enter into this Second Amendment; and
WHEREAS, in accordance with the terms of the Rights Agreement, including Section 27 thereof, the Company and the Rights Agent have the right to enter into this Second Amendment and amend the Rights Agreement;
NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Amendment.
(a) The text of Section l(a) of the Rights Agreements is amended and restated in its entirety to read as follows:
“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, and together with any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), from and after the Effective Time, shall be the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding, but shall not include (i) an Exempt Person or (ii) any Existing Holder, unless and until such time as such Existing Holder shall become the Beneficial Owner of (A) a percentage of the Common Stock of the Company then outstanding that is more than the aggregate percentage of the outstanding Common Stock that such Existing Holder Beneficially

Owns as of the Effective Time (such aggregate amount being the “Exempt Ownership Percentage”) or (B) less than 15% of the Common Stock of the Company then outstanding (after which tune, if such Person shall be the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding, such Person shall be or become deemed an “Acquiring Person”). Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 15% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common Stock of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Common Stock, such Person does not Beneficially Own 15% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common Stock then outstanding. Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this S_ectjonJJa). has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1 (a), then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, for purposes of determining the particular percentage of such

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outstanding Common Stock of which any Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person has the Right to Acquire (i) within sixty (60) days thereafter, or (ii) at any time thereafter if such Person acquired such Right to Acquire with the purpose or effect of changing or influencing the control of the Company or as a participant in any transaction having such purpose or effect. The number of shares of Common Stock not outstanding which are subject to such Right to Acquire shall be deemed to be outstanding for the purpose of computing the percentage of outstanding number of shares of Common Stock owned by such Person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other Person.
A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, in parallel with, such other Person where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor supports a determination by the Board of Directors that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person which is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person.
(b) The text of Section l(c) of the Rights Agreements is amended and restated in its entirety to read as follows:
A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:
(i) in which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (A) voting power which includes the power to vote, or to direct the voting of, such security

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(except that a Person shall not be deemed to be the Beneficial Owner of any security under this clause (A*) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14 (a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A), and/or
(B) investment power which includes the power to dispose, or to direct the disposition of such security;
(ii) which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), directly or indirectly, has the Right to Acquire; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (x) securities which such Person has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, or (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 7 (“Original Rights”) or pursuant to Section 11(1) or Section 11 (o) with respect to an adjustment to Original Rights;
(iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof), or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), with whom such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), has an agreement, arrangement or understanding to act together for the purpose of acquiring, holding, voting or disposing of any securities of the Company (except that a Person shall not be deemed to be the Beneficial Owner of any security under this Section l(c)(iii) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made-pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A); or
(iv) of which such Person would otherwise be deemed to be the beneficial owner pursuant to Rule 13d-3 under the Exchange Act.

A Person who or which, together with all Affiliates and Associates of such Person, and together with any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), shall be the “Beneficial Owner” (within the meaning of Sections l(c)(i) through l(c)(iv) hereof) of 5% or more of the Common Stock of the Company then outstanding, shall also be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are the subject of derivative transactions entered into by, or derivative securities acquired by, such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), which gives any such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to any such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) any such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares deemed beneficially owned by virtue hereof, the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares that are synthetically owned pursuant to such derivative transactions or such derivative securities.
No Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities which such Person or any of such Person’s Affiliates or Associates would otherwise be deemed to “Beneficially Own” pursuant to this Section l(c) solely as a result of any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates), or any tender, voting or support agreement entered into by such Person (or one or more of such Person’s Affiliates or Associates) in connection therewith, if, prior to such Person becoming an Acquiring Person, the Board of Directors has approved such merger or other acquisition agreement, or such tender, voting or support agreement.
No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this Section l(c)). including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt P erson.

The term “beneficially own” will have the same meaning as the term “Beneficially Own”.
(c) Section l(f) of the Rights Agreement is hereby amended by inserting the text “or “Common Stock” immediately after the words “Common Shares” and immediately preceding the words “shall mean.”
(d) Section 1 of the Rights Agreement is hereby amended by inserting the following clauses immediately after Section l(q):
(r) “Effective Time” shall mean the time and date of the execution and delivery of the Second Amendment to the First Amended and Restated Rights Agreement, dated as February 19,2009, relating to this Agreement,
(s) “Exempt Person” shall mean the Company, any Subsidiary of the Company, in each case including, without limitation, the officers and members of the board of directors thereof acting in their fiduciary capacities, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.
(t) “Existing Holder” shall mean any Person who, as of the Effective Time, is the Beneficial Owner of 15% or more of the Common Stock of the Company outstanding as of the Effective Time, together with any Affiliates and Associates of such Person.
(u) “Right to Acquire” shall mean a legal, equitable or contractual right to acquire (whether directly or indirectly and whether exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise), pursuant to any agreement, arrangement or understanding, whether or not in writing (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act of 1933, as amended, or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

2. No Other Amendments or Waivers. Except for the amendments set forth above in this Second Amendment, the text of the Rights Agreement shall remain unchanged and in full force and effect.
3. Counterparts. This Amendment may be executed in multiple counterparts (including by facsimile signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument,
4. Governing Law. This Second Amendment shall be deemed to be a contract made under the laws of the State of
Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
[Signature page follows. ]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date first above written.
CV THERAPEUTICS, INC.
By: /s/ TRICIA BQRGA SUVARI
Name: Tricia Borga Suvari
Title: Senior Vice President & General Counsel
WELLS FARGO BANK MINNESOTA, N.A.
By: 7s/JENNIFER L.LENO
Name: Jennifer L. Leno Title: Vice President
[Second Amendment to the First Amended and Restated Rights Agreement]

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Exhibit C

<DOCUMENT> <TYPE>EX-10.77 <SEQUENCE>3 <FILENAME> 0 003.txt <DESCRIPTION>EXHIBIT 10.77
<TEXT>
CV Therapeutics, Inc. and
Wells Fargo Bank; Minnesota, N.A. as Rights Agent
First Amended and Restated Rights Agreement Dated as of July 19, 2000
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First Amended and Restated Rights Agreement
This First Amended and Restated Rights Agreement (“Agreement”), dated as of July 19, 2000, between CV Therapeutics, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank Minnesota, N.A. (“Rights Agent”).
Pursuant to the Rights Agreement, dated as of February 2, 1995, between the Company and Norwest Bank Minnesota, N.A. (the “•Prior Agreement”), the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as such term is hereinafter defined) outstanding at the close of business on February 23, 1999 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and ected the issuance of one Right with respect to each Common re that shall become outstanding between the Record Date and earliest to occur of the Distribution Date, the Redemption Date and the Final Expiration Date {as such, terms are hereinafter defined) ,- provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 hereof.
By this Agreement, the Board of Directors desires to amend and restate the Prior Agreement in its entirety to include Wells Fargo Bank Minnesota, N.A. and make certain other changes.
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1. Certain Definitions
For purposes of this Agreement, the following terms have the meanings indicated:
(a) “Acquiring Person” shall mean any Person {as such term is hereinafter defined) who or which, together with all Affiliates and Associates {as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding. Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan, or (v) an Excluded Person, and (B) no Person shall become an “Acquiring Person” either (x) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding,- provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, following written notice from, or public disclosure by the Company of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior consent of the Company and shall then Beneficially
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Own more than 15% of the Common
Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person,” or (y) if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests, as promptly as practicable {as determined in good faith by the Board of Directors), but in any event within five Business Days, following receipt of written notice from the Company of such event, of Beneficial Ownership of a sufficient number of Common Shares so that such Person would no . Ijrrjger be an Acquiring Person, as defined pursuant to the ^rpegoing provisions of this paragraph (a), then such Person Wiall no longer be deemed to be an “Acquiring Person” for purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of 15% or more of the Common Shares then outstanding, such Person shall be deemed an “Acquiring Person,” subject to the exceptions set forth in this Section 1(a).
(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement.
(c) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
(i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement;
(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time} pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than agreements between the Company and any corporate partner pursuant to which the right to purchase shares is conditioned upon the achievement of research or development milestones) or upon the exercise of conversion rights, exchange rights, rights {other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the
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purpose of EBfuirinq, holding, voting {except to the extent contemplated by ^rrie proviso to Section l(c)(ii)(B) hereof} or disposing of any securities of the Company.
Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
(d) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.
(e) “Close of Business” on any given date shall mean 5:00 p.m., Pacific Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Pacific Time, on the next succeeding Business Day.
(f) “Common Shares” shall mean the shares of common stock, par value $.001 per share, of the Company; provided, however, that, “Common Shares,” when used in this Agreement in connection with a specific reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
(g) “Distribution Date” shall have the meaning set forth in Section 3 hereof.
(h) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(i) “Interested Stockholder” shall mean any Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which any such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.
(j) “Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.
(JO “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $,001 per share, of the Company having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.
(1) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.
(m) “Redemption Date” shall have the meaning set forth in
S tion 7 (a) hereof. “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however that, if such Person is determined not to have become an Acquiring Person pursuant to

clause (y) of Subsection 1(a)(B) hereof, then no Shares Acquisition Date shall be deemed to have occurred.
(o) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
(p) “Transaction” shall mean any merger, consolidation or sale of assets described in Section 13 (a) hereof or any acquisition of Common Shares which would result in a Person becoming an Acquiring Person or a Principal Party (as such term is hereinafter defined).
(q) “Transaction Person” with respect to a Transaction shall mean (i) any Person who (x) is or will become an Acquiring Person or a Principal Party (as such term is hereinafter defined) if the Transaction were to be consummated and (y) directly or indirectly proposed or nominated a director of the Company which director is in office at the time of consideration of the Transaction, or (ii) an Affiliate or Associate of such a Person.
Section 2. Appointment of Rights Agent
The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.
Section 3. Issue of Right Certificates
(a) Until the earlier of (i) the Shares Acquisition Date or (ii) the tenth Business Day Cor such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement (determined in accordance with Rule 14d-2 under the Exchange Act) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange i “F|er (which intention to commence remains in effect for five ^Leiness Days after such announcement), the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced by the certificates for Common

Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates} and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates therefor) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common
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Share so held, subject to the adjustment provisions of Section 11 of this Rights Agreement. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
(b) On the Record Date, or as soon as practicable thereafter, the Company will send (directly or through the Rights Agent or its transfer agent) a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date and the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby,
(c) Certificates for Common Shares which become outstanding {including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)} after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in the First Amended and Restated Rights Agreement between CV Therapeutics, Inc. (the “Corporation”) and Wells Fargo Bank Minnesota, N.A., as Rights Agent (the “Rights Agent”), dated as of July 19, 2000, as amended from time to time (the “Rights Agreement[1]‘), the terms of
1 which are hereby incorporated herein by reference and a
=d copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as . set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor addressed to the Secretary of the Corporation. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by qr on behalf of such Person or by any subsequent holder, shall become null, and void.
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Notwithstanding this Section 3 (c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.
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Section 4. Form of Right Certificates
(a) The Right Certificates (and the form of election to purchase Preferred Shares, the form of assignment and the form of certification to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or. to conform to usage. Subject to the provisions of Sections 7, 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the “Purchase Price’[1]}, but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.
(b) Any Right Certificate issued pursuant to Section 3(a) or r^getion 22 hereof that represents Rights which are null and void r^Jrsuant to Section 11 (a) (ii) hereof and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence shall contain {to the extent feasible) the following legend:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such, terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.
The provisions of Section 11(a)(ii) hereof shall be operative whether or not the foregoing legend is contained on any such Right Certificate.
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Section 5. Countersignature and Registration
The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Vice Chairman of the Board, its Chief Financial Officer, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
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Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates
—jj • Subject to ‘the provisions of Section ll(a) (ii) , section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right

Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section ll{a)(ii), Section 14 and Section 24 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue, execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.
Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, the Rights Agent at the office of the Rights Agent designated such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on February 1, 2009 (the “Final Expiration Date"}, (ii) the time at which the Rights are redeemed as provided in

Section 23 hereof
(the “Redemption Date”), or {iii} the time at which such Rights are exchanged as provided in Section 24 hereof.
(b) The purchase price (the “Purchase Price”) for each one one- hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $500.00 and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below,
(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depository, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, {ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities of the Company other than Preferred Shares (including Common Shares) of the Company pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.
In addition, in the case of an exercise of the Rights by a
holder pursuant to Section 11(a)(ii) hereof, the Rights Agent shall return such Right Certificate to the registered holder r^-preof after imprinting, stamping or otherwise indicating | ^ereon that the rights represented by such Right Certificate no ^^nger include the rights provided by Section 11(a)(ii) hereof, and, if fewer than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section

11(a)(ii) hereof.
(d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
(e) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its
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treasury,
the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.
(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certification following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
Section 8, Cancellation and Destruction of Right Certificates
All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if delivered or surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company approximately one and one-half years after the cancellation date, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Section 9. Availability of Preferred Shares
=J . The Company covenants and agrees that so long as the Preferred Shares (and, after the time a person becomes an Acquiring Person, Common Shares or any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quotation system upon official notice of issuance upon such exercise.
The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares {subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or other securities.
The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon
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the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
As soon as practicable after the Distribution Date, the Company shall use its best efforts to:
(a) prepare and file a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and
(i) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate.
Section 10. Preferred Shares Record Date
—jj • Each person in whose name any certificate for Preferred snares or other securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or other securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification duly executed and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares or other securities transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares or other securities transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11. Adjustment o£ Purchase Price, Number of Shares or Number of Rights
The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 11.
(a)
(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Company), except
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as otherwise provided in this
Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no l^irfpnt shall the consideration to be paid upon the exercise of one =Jfht be less than the aggregate par value of the shares of TTapital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11 (a) (i) and Section ll(a){ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to

Section 11(a)(ii) hereof.
(ii) Subject to Section 24 hereof and the provisions of the next paragraph of this Section 11(a)(ii), in the event any Person shall become an Acquiring Person, each holder of a Right shall, for a period of 60 days after the later of such time any Person becomes an Acquiring Person or the effective date of an appropriate registration statement under the Act pursuant to Section 9 hereof (provided, however that, if at any time prior to the expiration or termination of the Rights there shall be a temporary restraining order, a preliminary injunction, an injunction, or temporary suspension by the Board of Directors, or similar obstacle to exercise of the Rights (the “Injunction”) which prevents exercise of the Rights, a new 60-day period shall commence on the date the Injunction is removed), have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11 (d) hereof) on the date such Person became an Acquiring Person; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.
Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights beneficially owned by (i) such Acquiring Person or an Associate or Affiliate of such Acquiring Person, (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person’s becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person
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or to any
Person with whom the Acquiring Person has any continuing .amceement, arrangement or understanding regarding the transferred ^rjhts or (B) a transfer which the Board of Directors of the Trdmpany has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a)(ii), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 11(a)(ii) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.
(iii) In lieu of issuing Common Shares in accordance with Section 11(a)(ii) hereof, the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to (and, in the event that the Board of Directors has not exercised the exchange right contained in Section 24 (c) hereof and there are not sufficient treasury shares and authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall} take all such action as may be necessary to authorize, issue or pay, upon the exercise of the Rights, cash (including by way of a reduction of the Purchase Price), property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to Section 11(a) (ii) hereof, which aggregate value shall be determined by a nationally recognized investment banking firm selected by a majority of the Board of Directors then in office. For purposes of the preceding sentence, the value of the Common Shares shall be determined pursuant to Section 11(d) hereof. Any such election by the Board of Directors must be made within 60 days following the date on which the event described in Section 11(a)(ii) hereof shall have occurred. Following the occurrence of the event described in Section 11(a)(ii) hereof, a majority of the Board of Directors then in office may suspend the exercisability of the Rights for a period of up to 60 days following the date on which the event described in Section 11(a)(ii) hereof shall have occurred to the extent that such directors have not determined whether to exercise their rights of election under this Section 11(a)(iii). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.
(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase Preferred Shares (or shares having the same designations and the powers, preferences i "•"'i rights, and the qualifications, limitations and restrictions l^j the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per

share market
price of the Preferred Shares (as such term is hereinafter defined} on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving Company) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares {as such term is hereinafter defined) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be I -i: ptributed or of such subscription rights or warrants applicable \~^ one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d)
(i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30
consecutive Trading Days (as such term is
hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security or securities convertible into such shares, or (C) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or as reported on the Nasdaq National Market or, if the Security is not listed or admitted to trading on any national securities exchange or reported on the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“Nasdaq”) or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company or, if on any such date no professional market maker is making a market i1___i the Security, the price as determined in good faith by the | ~^ard of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
(e) No adjustment in the Purchase Price shall be required unle such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11 (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a Preferred
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Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
(f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Eight thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Eight shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a) through 11 (c) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.
(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable
r^»m time to time hereunder upon exercise of the Eights, all h^Jjject to further adjustment as provided herein,
(h) Unless the Company shall have exercised its election as provided in Section 11 (i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
{i} The Company may elect on or after the date of any adjustment of tlie Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately .prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be
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entitled as a result of such adjustment, or, at
the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
| —p^ Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right

Certificates issued hereunder.
(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly -and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.
(1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive ‘such additional shares upon the occurrence of the event requiring such adjustment.
(m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or eliminate the benefits intended to be afforded by the Rights, Any such action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 11(m) from and after the Distribution Date,
(n) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.
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(o) In the event that at any time after the date of this r^weement and prior to the Distribution Date, the Company shall I —pj declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case
(A) the number of one one-hundredths of a Preferred Share

purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding .immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
(p) The exercise of Rights under Section 11(a)(ii) hereof shall only result in the loss of rights under Section 11(a)(ii) hereof to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13 hereof.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares
Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.
Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
(a) In the event that, following the Shares Acquisition Date or, if a Transaction is proposed, the Distribution Date, directly or indirectly (x) the Company shall consolidate with, or merge with and into, any Interested Stockholder, or if in such merger or consolidation all holders of Common Stock are not treated alike, any other Person, (y) any Interested Person, or if in such merger or consolidation all holders of Common Stock are not treated alike, any other Person shall consolidate with the Company, or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger (other than, in the case of either transaction described in (x) or (y) , a merger or consolidation which would result in all of the voting power represented by the securities of the Company outstanding rirrpediately prior thereto continuing to represent (either by I^Jnaining outstanding or by being converted into securities of the surviving entity) all of the voting power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell,
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mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Interested Stockholder or Stockholders, or if in such transaction all holders of Common Stock are not treated alike, any other Person, (other than the Company or any Subsidiary of the Company in one or more transactions each of which individually and the aggregate does not violate Section 13(d) hereof) then, and in each such case, proper provision shall be made so that (i) each holder of a Right, subject to Section 11(a)(ii) hereof, shall have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a. Preferred Share for which a Right is then exercisable in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable {without taking into account any adjustment previously made pursuant to Section ll(a)(ii) hereof) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party {determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.
(b) “Principal Party” shall mean:
(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, and if no securities i •’•’•p so issued, the Person that is the other party to the merger =J consolidation {or, if applicable, the Company, if it is the surviving Corporation); and
(ii) in the case of any transaction described in (z) of the first sentence of Section 13 (a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;
provided, however, that in any case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary or Affiliate of another Person the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; (2) if such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the
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Common Shares having the greatest
aggregate market value; and (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.
(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and..,, each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have (i) executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and (ii) prepared, filed and had declared and remain effective a registration statement under the Act on the appropriate form with respect to the Rights and the securities exercisable upon exercise of the Rights and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will:
(i) cause the registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;
(ii) use its best efforts to qualify or register the Rights and ,t-_KQ securities purchasable upon exercise of the Rights under the
He sky laws of such jurisdictions as may be necessary or appropriate;
(iii) list the Rights and. the securities purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares ‘were listed prior to the consummation of such consolidation, merger, sale or transfer of assets or on the Nasdaq National Market if the Common Shares were listed on the Nasdaq National Market or, if the Common Shares were not listed on a national securities exchange or the Nasdaq National Market prior to the consummation of the consolidation, merger, sale or transfer of assets, on a national securities exchange or the Nasdaq National Market; and
(iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act,
The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.
{d} After the Distribution Date, the Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions,
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assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, any other Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(m) hereof), if (x) at the time of or after such consolidation, merger or sale there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding, agreements in effect or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 13(d).
Section 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately rt^-ior to the date on which such fractional Rights would have been =Jierwise issuable. The closing price for any day shall be the TSst sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or as reported on the Nasdaq National Market or, if the Rights are not listed or admitted to trading on any national securities exchange or reported on the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company, If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts; provided, however, that holders of such depositary receipts shall have all of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions to which they are entitled as
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beneficial owners of the Preferred Shares
represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the current per share market price of the Preferred Shares (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise (or, if not publicly traded, in accordance with Section ll{d)(ii) hereof).
(c) Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive Common Shares, capital stock equivalents (other than Preferred Shares) or other securities upon the exercise of a r^±ffht, the Company shall not be required to issue fractions of M^lmon Shares or units of such Common Shares, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares, capital stock equivalents or other securities. In lieu of fractional Common Shares, capital stock equivalents or other securities, the Company shall pay to the registered holders of

Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share or unit of such Common Shares, capital stock equivalents or other securities. For purposes of this Section 14(c), the current market value shall be the current per share market price (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-hundredth, of a Preferred Share,
(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above),
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Section 15. Rights of Action
All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys fees, incurred by them in any action to enforce the provisions of this Agreement.
Section IS. Agreement of Right Holders
Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be i +• •’“insferable only in connection with the transfer of the Common =Jires ;
(b) after the Distribution Date, the Right Certificates are transferable (subject to the provisions of this Rights Agreement) only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and
(i) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
Section 17, Right Certificate Holder Wot Deemed a Stockholder
No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (‘except as provided in Section 25 hereof) , or to receive dividends or
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subscription rights, or otherwise,
until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
Section 18. Concerning the Rights Agent
The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Agreement.
i The Rights Agent shall be protected and shall incur no —^ability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, .or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. In no case will the Rights Agent be liable for special, indirect, incidental ‘ or consequential or consequential loss or damage at any hind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of such loss or damage.
Section 19. Merger or Consolidation or Change of Name of Rights Agent
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the
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Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
Section 20. Duties of Rights Agent
1 . The Rights Agent undertakes the duties and obligations
nrjjosed by this Agreement upon the following terms and cTonditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion,
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company- and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 hereof describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.
GE> The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights

Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized, and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein {which date shall not be less than three Business Days after the date indicated in such application unless any such officer shall have consented in writing to an earlier date} unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.
(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement, Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof,
(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
\~nl If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been executed, the Rights Agent shall not take any further action ‘with respect to such requested exercise of transfer without first consulting with the Company.

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Section 21. Change of Rights Agent
The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and. to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation business trust or limited liability company organized and doing business under the laws of the United States or of any other state of the United States which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and .which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) a direct or indirect wholly owned subsidiary of such an entity or its wholly-owning parent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
lection 22. Issuance of New Right Certificates
Notwithstanding any of the provisions of this Agreement or of the Rights to the ‘contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the Distribution Date, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company and in existence prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights
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in connection with
such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 23. Redemption.
(a) The Rights may be redeemed by action of the Board of Directors pursuant to Section 23(b) hereof and shall not be redeemed in any other manner.
(b)
(i) The Board of Directors of the Company may, at its option, at any time prior to the earlier of such time as any Person becoming an Acquiring Person or the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the “current per-share market price,” as such term is defined in Section 11(d) hereof, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish, ^^withstanding anything contained in this Agreement to the h^Jitrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof prior to the expiration or termination of the Company’s right of redemption under this Section 23(b)(i).
(ii) In addition, the Board of Directors of the Company may, at its option, at any time after the time a Person becomes an

Acquiring Person and the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a)(ii) hereof but prior to any event described in clause (x) , (y) or (z) of the first sentence of Section 13 hereof, redeem all but not less than all of the then outstanding Rights at the Redemption Price (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike and not involving {other than as a holder of Common Shares being treated like all other such holders) an Interested Stockholder or a Transaction Person or (y)(A) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 15% or more of the then outstanding Common Shares, and (B) at the time of redemption no other Persons are Acquiring Persons,
(c) Immediately upon the action of the Board of Directors of t Company ordering the redemption of the Rights pursuant to Section 23(b) hereof, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, The Company shall promptly give
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public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) hereof, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, provided, however, that failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.
(d) The Company may, at its option, discharge all of its obligations with respect to any redemption of the Rights by
(i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to ih1l“t registered holders of the Rights at their last addresses as | —friy appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company.

Section 24. Exchange,
(a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then .outstanding and exercisable Rights (which shall not include Rights that have become, void pursuant to the provisions of Section 11(a){ii} hereof} for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.
(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice
which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c) In lieu of issuing Common Shares in accordance with Section 24(a) hereof, the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of the holders of Rights, elect to (and, in the event that there are not
.f-ii| f icient treasury shares and authorized but unissued Common =Jires to permit any exchange of the Rights in accordance with
Section 24(a) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exchange of the Rights, cash (including by way of a reduction of the Purchase Price), property, Common Shares, other securities or any combination thereof having an aggregate value equal to the value of the Common Shares which otherwise would have been issuable pursuant to Section 24(a) hereof, which aggregate value shall be determined by a nationally recognized investment banking firm selected by a majority of the Board of Directors then in office. For purposes of the preceding sentence, the value of the Common Shares shall be determined pursuant to Section 11(d) hereof. Any election pursuant to this Section 24 (c} by the Board of Directors must be made within 60 days following the date on which the event described in Section ll(a)(ii) hereof shall have occurred. Following the occurrence on the event described in Section 11(a)(ii) hereof, a majority of the Board of Directors then in office may suspend the exercisability of the Rights for a period of up to GO days following the date on which the event described in Section 11(a) {ii} hereof shall have occurred to the extent that such directors have not determined whether to exercise their rights of election under this Section 24(c}. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.
(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 24(d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof} for the Trading Day immediately after the date of the first public announcement by the Company that an exchange is to be effected pursuant to this Section 24.
(e) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exchange of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts; provided, however, that holders of such depositary receipts shall have all of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions to which they are entitled as
beneficial owners of the Preferred Shares
represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-.t—ndredth of a Preferred Share, the Company shall pay to the I^Jjristered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, For the purposes of this Section 24(e), the current market value of a Preferred Share shall be one hundred (100) times the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof} for the Trading Day immediately after the date of the first public announcement by the Company that an exchange is to be effected pursuant to this Section 24.
Section 25. Notice of Certain Events.
(a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares {other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares {other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares {by reclassification or otherwise than by payment of dividends in Common Shares) , then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or the Preferred Shares, whichever shall be the earlier.
(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a){ii) hereof.
GE> tion 26. Notices
Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Eights Agent) as follows:
CV Therapeutics, Inc.
3172 Porter Drive Palo Alto, California 94304
Attention; Chief Financial Officer
Subject to the provisions of Section 21 hereof, any notice or demand authorised by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
Wells Fargo Bank Minnesota, N,A. 161 North Concord Exchange South St. Paul, Minnesota 55075-0738 Attention: Manager, Administration
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27. Supplements and Amendments
Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, from time to time supplement or amend any provision of this Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) change any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall be made which would adversely affect the interests of the holders of Rights (other than the interests of an Acquiring Person or its Affiliates or Associates). Any supplement or amendment adopted during any period after any Person -has become an Acquiring Person but prior to the Distribution Date shall become null and void unless such supplement or amendment could have been adopted by the Company from and after the Distribution Date. Any such supplement or amendment shall be evidenced by a writing signed by the Company j-nH the Rights Agent. Upon delivery of a certificate from an =rpropriate officer of the Company which states that the proposed Supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement. Prior to the Distribution

Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.
Section 28. Determination and Actions by the Board of Directors, etc.
For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(!)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to
(i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement), All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Rights Agent and the holders of the Rights, and (y) not subject the Board to any liability to the holders of the Rights,
Section 29. Successors
All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 30, Benefits of this Agreement
Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any
legal or
equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
S^jtion 31. SeveraJoility
‘— . If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Section 32. Governing Law
This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
Section 33. Counterparts
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but ‘one and the same instrument.
Section 34. Descriptive Headings
Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof,
In Witness Whereof, parties whereto have caused this Agreement to be duly executed, all as of the day and year first above wr i 11 en.
Attest: CV Therapeutics, Inc.
/s/ Alan C. Mendelson /s/ Louis G. Lange Alan C. Mendelso’n Louis G. Lange
Secretary Chairman of the Board and Chie
Executive Officer Attest: Wells Fargo Bank Minnesota,
N.A. By: ib/ Darren Larson By: /s/ Karri L. Van Dell Print Name: Darren Larson Print Name: Karri L. Van Dell Title: Officer Title: AVP <PAQE> I—r TABLE OF CONTENTS

Section 1. Certain Definitions 1
Section 2. Appointment of Rights Agent 4
Section 3. Issue of Right Certificates 4
Section 4. . Form of Right Certificates 6
Section 5, Countersignature and Registration 7
Section 6, Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates 8
Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights. 8
Section 8. Cancellation and Destruction of Right Certificates 10
Section 9. Availability of Preferred Shares 10
Section 10. Preferred Shares Record Date 11
Section 11.Adjustment of Purchase Price, Number of Shares or Number of Rights 11
Section 12.Certificate of Adjusted Purchase Price or Number of Shares 18 Section 13.Consolidation, Merger or Sale or Transfer of Assets or
Earning Power. 18
Section 14. Fractional Rights and Fractional Shares. 21
Section 15. Rights of Action 23
Section 16. Agreement of Right Holders 23
Section 17. Right Certificate Holder Not Deemed a Stockholder 23
Section 18, Concerning the Rights Agent 24
Section 19.Merger or Consolidation or Change of Name of Rights Agent 24
Section 20. Duties of Rights Agent 25
Section 21. Change of Rights Agent 27
Section 22. Issuance of New Right Certificates 27
Section 23. Redemption. 28
       Section 24. Exchange. 29
Section 25. Notice of Certain Events. 31
Section 26. Notices 32
Section 27. Supplements and Amendments 33
Section 28.Determination and Actions by the Board of Directors, etc. 33
Section 29. Successors 33
Section 30. Benefits of this Agreement 33
Section 31. Severability 34
Section 32. Governing Law 34
Section 33. Counterparts 34
Section 34. Descriptive Headings 34
Exhibit A — Certificate of Designation Exhibit B — Form of Right Certificate Exhibit C — Summary of Rights to Purchase Preferred Shares
</TEXT>
</DOCUMENT>

Exhibit D

FIRSTSECOND AMENDMENT TO FIRST AMENDED AND RESTATED RIGHTS AGREEMENT

(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial of such Person, and together with any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), from and after the Effective Time, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares Stock of the Company then outstanding. Notwithstanding the foregoing, (A) the term Acquiring Person , but shall not include (i) the Company, an Exempt Person or (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan, or (v) an Excluded Person, and (B) no Person any Existing Holder, unless and until such time as such Existing Holder shall become the Beneficial Owner of (A) a percentage of the Common Stock of the Company then outstanding that is more than the aggregate percentage of the outstanding Common Stock that such Existing Holder Beneficially Owns as of the Effective Time (such aggregate amount being the "Exempt Ownership Percentage") or (B) less than 15% of the Common Stock of the Company then outstanding (after which time, if such Person shall be the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding, such Person shall be or become deemed an "Acquiring Person"). Notwithstanding the foregoing, no Person shall become an ""Acquiring Person" either (x) " as the result of an acquisition of Common SharesStock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially ownedBeneficially Owned by such Person to 15% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common SharesStock of the Company then outstanding; *provided, however* , that if a Person shall become the Beneficial Owner of 15% or (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common SharesStock of the Company then outstanding solely by reason of share purchases by the Company and shall, following written notice from, or public disclosure by the Company of such after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares without the prior consent of the Company and shall then Beneficially Own more than 15% of the Common Shares then outstandingOwner of one or more additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an "Acquiring Person," or (y) if be an "Acquiring Person" unless, upon becoming the Beneficial Owner of such additional Common Stock, such Person does not Beneficially Own 15% (or, in the case of an Existing Holder, the Exempt Ownership Percentage) or more of the Common Stock then outstanding. Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an ""Acquiring Person," " as defined pursuant to the foregoing provisions of this paragraph Section 1(a) , has become such inadvertently, and such Person divests, as (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors), but in any event within five Business Days, following receipt of written notice from the Company of such event, of Beneficial Ownership ofpracticable a sufficient number of shares of Common SharesStock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph Section 1(a) , then such Person shall no longer not be deemed to be an "Acquiring Person" for purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of 15% or more of the Common Shares then outstanding, such Person shall be deemed an "Acquiring Person," subject to the exceptions set forth in this Section 1(a). to be or have become an "Acquiring Person" at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person has the Right to Acquire (i) within sixty (60) days thereafter, or (ii) at any time thereafter if such Person acquired such Right to Acquire with the purpose or effect of changing or influencing the control of the Company or as a participant in any transaction having such purpose or effect. The number of shares of Common Stock not outstanding which are subject to such Right to Acquire shall be deemed to be outstanding for the purpose of computing the percentage of outstanding number of shares of Common Stock owned by such Person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other Person.

A Person shall be deemed to be "Acting in Concert" with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, in parallel with, such other Person where (i) each Person is conscious of the other Person's conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor supports a determination by the Board of Directors that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person which is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person.

(c) A Person shall be deemed the "*Beneficial Owner*" of and shall be deemed to "beneficially own""*Beneficially Own*" or have "*Beneficial Ownership*" of any securities:

(i) in which such Person or any of such Person''s Affiliates or Associates is deemed to beneficially own, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement; , or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (A) voting power which includes the power to vote, or to direct the voting of, such security (except that a Person shall not be deemed to be the Beneficial Owner of any security under this clause (A) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A), and/or (B) investment power which includes the power to dispose, or to direct the disposition of such security;

(ii) which such Person or any of such Person''s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than agreements between the Company and any corporate partner pursuant to which the right to purchase shares is conditioned upon the achievement of research or development milestones) or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, , or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), directly or indirectly, has the Right to Acquire; *provided, however*, that a Person , that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, Owner of, or to Beneficially Own, (w) securities tendered pursuant to a tender a tender or exchange offer made by or on behalf of such Person or any of such Person's 's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or, (x) securities which such Person has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, or (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 7 ("Original Rights") or pursuant to Section 11(i) or Section 11(o) with respect to an adjustment to Original Rights;

(iii) which are beneficially ownedBeneficially Owned, directly or indirectly, by any other Person with which(or any Affiliate or Associate thereof), or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), with whom such Person or any of such Person''s Affiliates or Associates has any, or any other

Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), has an agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities)to act together for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company. (except that a Person shall not be deemed to be the Beneficial Owner of any security under this Section 1(c)(iii) if such voting power arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A); or

(iv) of which such Person would otherwise be deemed to be the beneficial owner pursuant to Rule 13d-3 under the Exchange Act.

A Person who or which, together with all Affiliates and Associates of such Person, and together with any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), shall be the "Beneficial Owner" (within the meaning of Sections 1(c)(i) through 1(c)(iv) hereof) of 5% or more of the Common Stock of the Company then outstanding, shall also be deemed to be the "Beneficial Owner" of, to have "Beneficial Ownership" of or to "Beneficially Own" any securities that are the subject of derivative transactions entered into by, or derivative securities acquired by, such Person or any of such Person's Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof), which gives any such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to any such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) any such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares deemed beneficially owned by virtue hereof, the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares that are synthetically owned pursuant to such derivative transactions or such derivative securities.

No Person shall be deemed to be the "Beneficial Owner" of, to have "Beneficial Ownership" of or to "Beneficially Own" any securities which such Person or any of such Person's Affiliates or Associates would otherwise be deemed to "Beneficially Own" pursuant to this Section 1(c) solely as a result of any merger or other acquisition agreement between the Company and such Person (or one or more of such Person's Affiliates or Associates), or any tender, voting or support agreement entered into by such Person (or one or more of such Person's Affiliates or Associates) in connection therewith, if, prior to such Person becoming an Acquiring Person, the Board of Directors has approved such merger or other acquisition agreement, or such tender, voting or support agreement.

No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the "Beneficial Owner" of, to have "Beneficial Ownership" of or to "Beneficially Own" any securities that are "Beneficially Owned" (as defined in this Section 1(c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

The term "beneficially own" will have the same meaning as the term "Beneficially Own".

(r) "Effective Time" shall mean the time and date of the execution and delivery of the Second Amendment to the First Amended and Restated Rights Agreement, dated as February 19, 2009, relating to this Agreement.

(s) "Exempt Person" shall mean the Company, any Subsidiary of the Company, in each case including, without limitation, the officers and members of the board of directors thereof acting in their fiduciary capacities, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company.

<Yl “Existing Holder” shall mean any Person who, as of the Effective Time, is the Beneficial Owner of 15% or more of the Conmion Stock of the Company outstanding as of the Effective Time, together jwith any Affiliates and AssociateS-Qf such Person.
Notwithstanding—anything in this definition—e£—Beneficial Ownership—to the contrary, the phrase, “then outstanding.” when used with reference -to’ a Person’s Beneficial Ownership of securities of tho Company, shaW—mean—the—number—of such securities—then issued and outstanding together with tho—number of such
seetiHti.es not then actually isaucd and-eatetanding which such Person would be deemed to own beneficially hepeimdeFv
{uX’^RJahMx^Acquire” shall mean a .legal, equitable Qr.contracJyaljlttbOQJ and whether _gxgrcisable immediately, or only after the_p.assage of time, compliance with regulatory requirements, JkLfiilment^of a condition or otherwise), pursuantjo .any_agreement^arrangement or understanding, whether or not in aritingj’excludjng customary agreements entered.jnto_in_good faith with and between ail underwriter and,selling SuUBJpngmbgrsJn connection with a Finn commitment underwriting registered under the Securities Act of 1933,..as junendedjjji^upon the exercise of any optjon,,warrant or right, through conversion of a sccurity,_pursuant to the rjowgr_tp revoke ji _trust.___discretionary account,^or._similar arrangement, pursuant to the power to terminate a repurchase jji’ sjmilar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a_trust, discretionary accouj|_or_similar_angngernent